SCHEDULE 14A
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NATIONAL DATACOMPUTER, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           NATIONAL DATACOMPUTER, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- -------------------------------------------------------------------------------

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $125
    (2) Form, Schedule or Registration Statement No.:Preliminary Proxy Statement
    (3) Filing Party: National Datacomputer, Inc.
    (4) Date Filed: August 23, 1996




                          NATIONAL DATACOMPUTER, INC.
                         900 MIDDLESEX TURNPIKE, BLDG. 5
                         BILLERICA, MASSACHUSETTS 01821


                                                               September 9, 1996


Dear Stockholder:

    You are cordially invited to attend the Special Meeting in Lieu of Annual Meeting of Stockholders (the "Special Meeting") of National Datacomputer, Inc. (the "Corporation") to be held on Friday, October 4, 1996 at 10:00 a.m. at the offices of the Corporation, 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821.

    At the Special Meeting, you will be asked to: (i) elect three (3) members of the Board of Directors; (ii) authorize the Board of Directors to execute, at their discretion, an amendment to the Corporation's Certificate of Incorporation to effect a reverse stock split; (iii) approve an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock; (iv) approve the Corporation's 1995 Stock Option Plan, under which 500,000 shares of Common Stock have been reserved for issuance; (v) ratify the selection of Price Waterhouse LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1996; and (vi) consider and act upon any matters incidental to the foregoing and any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

    Details of the matters to be considered at the Special Meeting are contained in the Proxy Statement, which we urge you to consider carefully.

    Whether or not you plan to attend the Special Meeting, please complete, date, sign and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your Proxy.

                                                  Sincerely,

                                                  MALCOLM M. BIBBY
                                                  Chairman






                           NATIONAL DATACOMPUTER, INC.
                         900 MIDDLESEX TURNPIKE, BLDG. 5
                         BILLERICA, MASSACHUSETTS 01821


                                 ---------------
                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                 ---------------


TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Special Meeting in Lieu of Annual Meeting of Stockholders of NATIONAL DATACOMPUTER, INC., a Delaware corporation (the "Corporation"), will be held on Friday, October 4, 1996 at 10:00 a.m. at the offices of the Corporation, 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821 for the following purposes:

1.  To elect three (3) members of the Board of Directors.

2. To authorize the Board of Directors to execute, at their discretion, an amendment to the Corporation's Certificate of Incorporation to effect a reverse stock split.

3. To approve an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

4. To approve the Corporation's 1995 Stock Option Plan, under which 500,000 shares of Common Stock have been reserved for issuance.

5. To ratify the selection of Price Waterhouse LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1996.

6. To consider and act upon any matters incidental to the foregoing and any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on September 5, 1996, as the record date for the determination of stockholders entitled to notice of and vote at the meeting and any adjournment or adjournments thereof.

    We hope that all stockholders will be able to attend the meeting in person. To assure that a quorum is present at the meeting on October 4, 1996, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the meeting. A postage-prepaid envelope, addressed to American Stock Transfer & Trust Co., the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the meeting, your Proxy will, at your request, be returned to you and you may vote your shares in person.


                                            By Order of the Board of Directors


                                            MALCOLM M. BIBBY
                                            Chairman




Billerica, Massachusetts
September 9, 1996







                           NATIONAL DATACOMPUTER, INC.
                         900 MIDDLESEX TURNPIKE, BLDG. 5
                         BILLERICA, MASSACHUSETTS 01821


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------



                                SEPTEMBER 9, 1996


    The enclosed Proxy is solicited by the Board of Directors of NATIONAL DATACOMPUTER, INC., a Delaware corporation (the "Corporation"), for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held at the offices of the Corporation, 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821 at 10:00 a.m. on Friday, October 4, 1996 and at any adjournment or adjournments thereof.


    Stockholders of record at the close of business on September 5, 1996, will be entitled to vote at the meeting or any adjournment thereof. On that date, 4,952,616 shares of Common Stock, $.02 par value (the "Common Stock"), of the Corporation were issued and outstanding. Also, the Corporation had 4,200 shares of Series B Convertible Preferred Stock, $.001 par value (the "Series B Stock"), issued and outstanding. Each share of Series B Stock is convertible into 666.66 shares of Common Stock. Each holder of the shares of Series B Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such Series B Stock is convertible. The Corporation has no other voting securities.


    Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. A quorum for the meeting is a majority of the shares outstanding. The proposals to be voted upon by the stockholders of the Corporation require the votes of a majority of the voting securities present at the meeting for approval. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial holder in "street name" has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    THE DIRECTORS AND OFFICERS OF THE CORPORATION AS A GROUP OWN APPROXIMATELY 7.86% OF THE OUTSTANDING VOTING SECURITIES OF THE CORPORATION. EACH OF THE DIRECTORS AND OFFICERS HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.

    Execution of a Proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The Proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Special Meeting or by giving to the Secretary a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Special Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the meeting will be voted as specified therein. In the absence of a special choice, shares will be voted in favor all items set forth herein.

    The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be taken, such shares represented by all Proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the person named in the Proxies. The Board of Directors knows of no matter to be acted upon at the meeting that would give rise to appraisal rights for dissenting stockholders.


    This Proxy Statement and the accompanying Proxy were first mailed to stockholders on or about September 9, 1996.







                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

    The Directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The number of authorized Directors is three (3). Shares represented by all proxies received and not so marked as to withhold authority to vote for any individual Director or for all Directors will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board knows of no reason why any such nominee should be unable or unwilling to serve. However, the Board will select new nominees in the unlikely event any named nominee declines or is unable to serve as a Director.

    The Board met two times during the fiscal year ended December 31, 1995 ("Fiscal 1995"). Messrs. Norman Mackinnon, William R. Smart and John P. Ward attended both meetings. Dr. Malcolm M. Bibby joined the Board in January 1996 and was elected Chairman in July 1996, succeeding Mr. Mackinnon who resigned from the Board at that time. The Corporation has no standing audit, nominating or compensation committees. Messrs. Ward and Smart comprise the Stock Option Committee.

    All nominees are currently Directors of the Corporation and have served continuously since the date of their election shown below. The following table sets forth the name of each nominee, the age of each nominee, the positions and offices currently held by each nominee with the Corporation, and the year each nominee first became a Director.

                                          POSITIONS AND
                DIRECTOR                  OFFICES WITH        DIRECTOR
                 NOMINEE       AGE       THE CORPORATION        SINCE
                 -------       ---       ---------------        -----
Malcolm M. Bibby ............   55   Chairman and President      1996
William R. Smart ............   76   Director                    1989
John P. Ward ................   68   Director                    1967

    Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and Directors and persons who beneficially own more than ten percent (10%) of the Corporation's Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Corporation's securities are registered. Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the executive officers and Directors, the Corporation believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent (10%) beneficial owners were satisfied, except for John Kells who filed one (1) late Form 5.

BACKGROUND

    The following is a brief summary of the background of each Director nominee of the Corporation:

    MALCOLM M. BIBBY, PH.D. has served as a Director of the Corporation since January, 1996 and was elected Chairman of the Board in July 1996. He was President of LXE Inc. ("LXE"), a diversified wireless data communications products company, from 1983 to December 1994. During this period LXE's annual revenues grew from approximately $600,000 to approximately $63,000,000. Prior to LXE, Dr. Bibby was an Executive Assistant to the President at Ciba Vision Care, a Vice President of Product Development at Wesley-Jessen, Inc. and a Project Manager/Group Leader for hardware and software development at Monsanto Co. Dr. Bibby holds a Bachelor of Science degree and a Ph.D, both in Electrical Engineering, from the University of Liverpool and a Masters of Business Administration from the University of Chicago.

    WILLIAM R. SMART has served as a Director of the Corporation since December 1989. He spent 32 years with the General Electric Company where his responsibilities included distribution and marketing management and general management as a Division Vice President. He spent nine years with Honeywell, Inc. where he served as Vice President in charge of European operations and Senior Vice

President of Honeywell Information Systems, responsible for international operations as well as for the corporate staff. Mr. Smart currently serves as a Senior Vice President of the Cambridge Strategic Management Group, a privately-held management consulting company. Mr Smart holds a Bachelor of Science degree in Electrical Engineering from Princeton University. Mr. Smart is also the non- executive Chairman of 1st Carolina Corporation ("1st Carolina"). 1st Carolina filed a Chapter 7 bankruptcy petition in the United States Bankruptcy Court for the District of South Carolina on August 16, 1994 (Case Number 94-73884).

    JOHN P. WARD has served as a Director of the Corporation since its founding in 1967. Since February 1996 Mr. Ward has served as the Chief Executive Officer of Midas Vision Systems, Inc., a privately held company specializing in machine vision systems for automatic optical inspections. From 1990 to 1996 Mr. Ward was the Chief Executive Officer and a Director of Vanzetti Systems, Inc., a privately-held company specializing in infrared systems. Mr. Ward was Vice President of Engineering, co-founder and clerk of the Corporation from its founding until December 1986. From 1953 to 1968 Mr. Ward was a Design Section Manager at the Raytheon Company. He holds a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology and a Masters of Science degree in Electrical Engineering from Northeastern University.

    EXECUTIVE OFFICERS

    The executive officers of the Company, their ages and positions held in the Company are as follows:


              NAME                  AGE                      POSITION
Malcolm M. Bibby ...............    55    President
Gerald S. Eilberg ..............    63    Vice President of Finance and Administration and
                                            Chief Financial Officer
John H. Kells ..................    58    Vice President of Marketing
Joseph C. Pinto ................    50    Vice President of Operations
Marty H. Port ..................    43    Vice President of Customer Services
Gary R. Whear ..................    37    Vice President of Sales
Larry F. Yeager ................    47    Vice President of Research and Development

BACKGROUND

    The following is a brief summary of the background of each executive officer of the Corporation other than Mr. Bibby, whose background is summarized above.

    GERALD S. EILBERG joined the Corporation in September 1988 as Vice President of Finance and Administration and Chief Financial Officer. From October 1986 to August 1988, Mr. Eilberg served as a financial consultant to small private and public companies. Mr. Eilberg is a graduate of the Boston University School of Management and the Columbia University Graduate School of Business.

    JOHN H. KELLS joined the Corporation in October 1995 as Senior Vice President of Sales and Marketing, after serving as an independent consultant for several months, and has served exclusively as the Company's Vice President of Marketing since May 1996. Mr. Kells began his career at Honeywell Information Systems reaching the position of Branch Manager before leaving to become Regional Director and later Senior Vice President of Sales and Marketing at Nixdorf Computer Corp. In the late 1980's, he became the Vice President of Sales and Service for B.G.S. System, Inc. Prior to joining the Corporation, Mr. Kells was Director of Distribution Operations at Status Computer, Inc. He is a graduate of New York University with a major in Accounting.

    JOSEPH C. PINTO joined the Corporation in March 1984 as Materials Manager, advanced into the position of Manufacturing Manager in September 1986, was appointed Vice President of Manufacturing in January 1988, and became the Vice President of Operations in June 1996. Prior to joining the Corporation, Mr. Pinto had been Production Control Manager at BLH Electronics, a manufacturer of process control systems, since January 1979. Mr. Pinto holds a Bachelor of Science degree in Industrial Technology from Northeastern University and a Masters of Science degree in Systems Management from Western New England College.

    MARTY H. PORT served as Manager of Applications Software upon joining the Corporation in May 1994. In November 1995, Mr. Port was appointed to the position of Vice President of Customer Services. Previous experience includes being an applications project leader with Wang Laboratories, a senior software engineer and group manager at Xyvision Inc. and similar positions with Locus Computing and Dentronics Inc. just prior to coming to the Corporation. Mr. Port holds an undergraduate degree and a Masters degree in Computer Science from the State University of New York.

    GARY R. WHEAR joined the Corporation in January 1996 as Vice President of Sales. From 1994 to 1996, he was Director of Worldwide Education with responsibility for Sales and Marketing and Product Planning. Revenues more than doubled under his leadership. From 1988 to 1994, Mr. Whear was President and Co-founder of Application Systems Group, a regional solutions provider and technical education company. Annual sales grew to almost $10,000,000 from a start-up during this period. Prior experience includes being a Sales and General Manager for Businessland, a Sales Manager for Spaulding Corp. and a Major Accounts Representative for Dictaphone Corp. Mr. Whear earned a Bachelor of Science degree from Babson College with a major in Marketing and Communications.

    LARRY G. YEAGER has served as Vice President of Research and Development since joining the Corporation in December 1985. Prior to that, Mr. Yeager was Vice President of Software Development at the Saddlebrook Corporation, a turnkey systems company. During eight years at Saddlebrook Corporation, Mr. Yeager developed various software products, including Pro-Forma Modeling, System M, Client Controllable software products and numerous financial applications programs. Prior to joining Saddlebrook, Mr. Yeager worked at the State Street Bank and Trust Company of Boston, Massachusetts where he held the positions of Manager of Capital Planning and Manager of Management Sciences. Mr. Yeager holds a Bachelor of Science degree from Massachusetts Institute of Technology's Sloan School of Management as well as a Masters degree in Business Administration from Northeastern University.

    None of the Corporation's executive officers or Directors are related to any other executive officer or Director.

                 BENEFICIAL OWNERSHIP OF VOTING SECURITIES

    The following table sets forth, as of September 5, 1996, certain information concerning stock ownership of the Corporation by (i) each person who is known by the Corporation to own beneficially 5% or more of the Corporation's voting securities, (ii) each of the Corporation's Directors, and (iii) all Directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. For purposes of this table, the Common Stock and the Series B Stock are treated as one class.

                 NAME AND ADDRESS                      NUMBER OF SHARES     PERCENTAGE
              OF BENEFICIAL OWNER(1)                  BENEFICIALLY OWNED   OF CLASS (2)
              ----------------------                  ------------------   ------------

Malcolm M. Bibby(3) ..............................          143,200             2.86%
William R. Smart .................................           10,000              *
John P. Ward(4) ..................................          115,474             2.33%
Gerald S. Eilberg(5) .............................           32,125              *
Larry F. Yeager(6) ...............................           53,715             1.08%
RBB Bank AG(7) ...................................        2,814,230            36.28%
  Burgring 16
  8010 Graz, Austria
Firstmark Corporation ............................          474,769             9.58%
  One Financial Place
  222 Kennedy Memorial Drive
  Waterville, Maine 04901
All Directors and officers as a Group  ...........          394,074             7.86%
  (9 persons) (3)(4)(5)(6)(8)




 *  Less than 1%.

(1) The address for Messrs. Bibby, Smart, Ward, Eilberg and Yeager is c/o National Datacomputer, Inc., 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. This table reflects the ownership of all shares of Common Stock and the Series B Stock voting as a single class.

(3) Includes an aggregate of 43,000 shares of Common Stock underlying vested options to purchase Common Stock.

(4) Includes 40,546 shares held by Mr. Ward's wife for which Mr. Ward disclaims beneficial ownership.

(5) Includes 60 shares of Common Stock underlying vested options to purchase Common Stock.

(6) Includes 60 shares of Common Stock underlying vested options to purchase Common Stock.

(7) Includes an aggregate of 2,800,000 shares of Common Stock issuable upon conversion of 4,200 shares of Series B Common Stock.

(8) Includes an aggregate of 13,560 shares of Common Stock underlying vested options to purchase Common Stock held by three of the Corporation's officers.



                     COMPENSATION OF OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS' COMPENSATION

    The following table sets forth the compensation paid to Mr. Mackinnon, the Corporation's former Chief Executive Officer and President, during the fiscal years ended December 31, 1995, December 31, 1994, and December 31, 1993 ("Fiscal 1995, 1994 and 1993", respectively) and the other executive officers of the Corporation who earned total compensation in excess of $100,000 during Fiscal 1995.

                        SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                            ---------------------
                                                    ANNUAL COMPENSATION            AWARDS
                                                --------------------------  ---------------------
                      (A)                         (B)      (C)       (D)             (E)
- --------------------------------------------    ------   ------    -------  ---------------------
                                                                            SECURITIES UNDERLYING
          NAME AND PRINCIPAL POSITION            YEAR     SALARY    BONUS      OPTIONS(#)(1)
          ---------------------------            ----     ------    -----   ---------------------

Norman Mackinnon(2)(3) .....................     1995    $160,185    $0               0
 Former Chairman of the Board, President         1994     128,829     0               0
 and Chief Executive Officer                     1993     127,423     0               0

William B. Berens(2) .......................     1995    $106,974    $0               0
 Former Vice President of Sales                  1994     120,245     0               0
                                                 1993     120,000     0               0

Gerald S. Eilberg(2) .......................     1995    $102,106    $0               0
 Vice President of Finance and                   1994      85,612     0               0
 Administration and Chief                        1993      74,800     0               0
 Financial Officer

Larry F. Yeager(2) .........................     1995    $100,522    $0               0
 Vice President of Research                      1994      97,112     0               0
 and Development                                 1993      89.800     0               0


(1) On August 17, 1992, a non-qualified stock option to purchase 20,000 shares of Common Stock at an exercise price of $1.60 per share was granted to Mr. Berens. On November 9, 1993 the option granted to Mr. Berens was repriced by the Board of Directors to an exercise price of $1.00 per share.

    See "Report on Repricing of Options." The option held by Mr. Berens vests annually over a five-year period commencing one year form its date of grant. At December 31, 1995, options to purchase 12,000 of the 20,000 shares of Common Stock held by Mr. Berens had vested and 8,000 of the 12,000 shares remained unexercised. The balance of 8,000 shares not vested have been forfeited due to Mr. Berens leaving the Corporation in October 1995.

(2) On March 1, 1994, the Board of Directors approved the issuance of stock options to purchase shares of Common Stock at an exercise price of $1.00 per share to all employees of the Corporation who had vacation pay accrued as of December 31, 1993 ("Vacati on Options"). The Vacation Options were issued to employees of the Corporation at the rate of one share per $1.00 of accrued vacation pay. Under this arrangement, Messrs. Mackinnon, Berens, Eilberg and Yeager were issued options to purchase 33,714, 1,921, 2,229 and 12,088 shares of Common Stock, respectively. In March 1994, 115,600, 5,921, 32,065 and 53,655 shares of Common Stock were issued to Messrs. Mackinnon, Berens, Eilberg and Yeager respectively, in exchange for promissory notes tendered in accordance with the Corporation's 1994 cashless stock option exercise program. Mr. Berens returned his shares and the promissory note was voided when he left the Corporation in October 1995.

(3) On February 4, 1993, warrants to purchase 150,000 additional shares of Common Stock at an exercise price of $1.60 per share were issued to Mr. Mackinnon in exchange for $240,000 of additional cash collateralization provided by him to the Corporation's primary lender. On November 9, 1993, the Board of Directors cancelled the outstanding warrants previously issued to Mr. Mackinnon on August 6, 1991 and February 4, 1993, and issued him a new warrant to purchase 440,000 shares of Common Stock at an exercise price of $1.00 per share. The exercise price of the warrants issued to Mr. Mackinnon on November 9, 1993 was adjusted to comport with the repricing of options by the Board of Directors.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995
                            AND FY-END OPTION VALUES


                      (A)                              (B)         (C)           (D)             (E)
- -----------------------------------------------     ---------   ---------     ---------       ---------
                                                                              NUMBER OF
                                                                             SECURITIES       VALUE OF
                                                                             UNDERLYING      UNEXERCISED
                                                                             UNEXERCISED    IN-THE-MONEY
                                                                               OPTIONS         OPTIONS
                                                     SHARES       VALUE       AT FY-END     EXERCISABLE/
                                                   ACQUIRED ON   REALIZED   EXERCISABLE/    UNEXERCISABLE
                      NAME                          EXERCISE       ($)      UNEXERCISABLE      ($)(1)
- -----------------------------------------------    -----------   --------   -------------   -------------
Norman Mackinnon ..............................         0           0        60/117,292       30/58,646
William B. Berens .............................         0           0           8,000/0      $  4,000/0
Gerald S. Eilberg .............................         0           0         60/52,234      $30/26,117
Larry F. Yeager ...............................         0           0         60/47,393      $30/23,965




- -----------
(1) In-the-Money options are those options for which the fair market value of the underlying shares of Common Stock is greater than the exercise price of the option. As of December 31, 1995, Messrs. Mackinnon, Berens, Eilberg and Yeager had exercisable options to purchase 60, 8,000, 60 and 60 shares of Common Stock at a per share exercise price of $1.00. The fair market value of the Corporation's Common Stock underlying the options as of December 31, 1995 was $1.50 (National Quotation Bureau closing bid price on December 31,
    1995).

COMPENSATION OF DIRECTORS

    The Corporation's non-employee Directors receive an annual retainer of $3,000 and $500 for each meeting of the Board of Directors attended in person. During Fiscal 1995, Mr. Ward received an aggregate of $35,000 for his services rendered as a Director for the years from 1987 up to and including 1995, and Mr. Smart received an aggregate of $23,000 for his services rendered as a Director for the years from 1990 up to and including 1995.

REPORT ON REPRICING OF OPTIONS

    On November 9, 1993, the Board of Directors approved the repricing of options, including options held by Messrs. Mackinnon and Berens, that had been granted previously pursuant to the Corporation's 1986 and 1989 Stock Option Plans. All outstanding options that carried an exercise price greater than $1.00 per share were repriced at $1.00 per share. With the exception of the decrease in the per share exercise price, all other terms of the previously granted options, including original vesting provisions, remained unchanged.

    The Board of Directors approved the repricing of options to reflect the fair market value of the Corporation's Common Stock based on its current trading activities and to strengthen employee morale by providing an increased incentive for all employees to continue their efforts. At its meeting on November 9, 1993, the Board noted that since 1990 the Corporation's employees had struggled through difficult circumstances, including a period of reduced and/or deferred pay as well as increased responsibilities that resulted from a general reduction in staff. Due to these financial sacrifices and intense efforts by the Corporation's employees, the Board announced at its meeting that the condition of the Corporation had been transformed from significant losses to profitability. The Board believes that its repricing of options has accelerated the Corporation in its efforts to achieve its ultimate goal of regaining and building value for its stockholders.

                                 PROPOSAL NO. 2
            PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO EXECUTE,
       AT THEIR DISCRETION, AN AMENDMENT TO THE CORPORATION'S CERTIFICATE
                OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

GENERAL

    On August 15, 1996, the Board of Directors adopted a resolution proposing that the Corporation seek authorization from its shareholders to execute, at the Board's discretion, an amendment to the Certificate of Incorporation of the Corporation (the "Certificate") to effect a reverse stock split in the ratio of approximately 1:2 of the presently issued and outstanding shares of the Corporation's Common Stock (the "Reverse Split"). The Board may, at its discretion, reduce or increase the ratio of the Reverse Split depending upon the extent of the split necessary to accomplish the purpose of the Reverse Split, as described below. If this proposal is approved by the requisite vote of the Corporation's stockholders and the Board decides to execute the Reverse Split, upon the filing of an amendment to the Certificate with the Delaware Secretary of State (the "Amendment"), the Reverse Split will be deemed effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the stockholders, to represent the number of shares of Common Stock that remains after giving effect to the Reverse Split (the "New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each stockholder whose Old Shares are not evenly divisible by the denominator of the Reverse Split will receive one additional New Share for the fractional New Share that such stockholder would otherwise be entitled to receive as a result of the Reverse Split. After the Reverse Split becomes effective, stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Corporation. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the stockholders. However, each certificate representing Old Shares will continue to be valid and represent New Shares equal to the number of Old Shares divided by the denominator for the Reverse Split (plus one additional New Share where such Old Shares are not evenly divisible by such denominator).

    The number of shares of Common Stock authorized by the Certificate will be reduced proportionately as a result of the proposed Reverse Split, from 10,000,000 to approximately 5,000,000. The number of shares of Common Stock into which each share of Series B Stock is convertible will also be reduced from
666.66 to approximately 333.33. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. Except as described above, the voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split.

PURPOSES OF THE PROPOSED REVERSE SPLIT

    The Board of Directors believes the Reverse Split is desirable for several reasons, but the primary one is to qualify for listing on the NASDAQ SmallCap Market System ("NASDAQ"). Currently, the Corporation's shares of Common Stock are traded on the National Association of Securities Dealers ("NASD") Electronic Bulletin Board, more commonly referred to as the "pink sheets." The Corporation has applied for listing on NASDAQ and believes it currently meets every requirement except for the minimum stock price requirement of $3.00 per share. It may be necessary to reverse split the Common Stock to increase the price per share above the minimum stock price and to thereby better enable the Corporation to qualify for listing on NASDAQ.

    The Reverse Split should also enhance the acceptability and marketability of the Common Stock by the financial community and investing public. A variety of brokerage house policies and practices tends to discourage dealing with lower priced stocks. These policies and practices pertain, in part, to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Board of Directors believes that the proposed Reverse Split should result in a price level for the Common Stock that will reduce, to some extent, the effect on the Common Stock of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. (Any reduction in brokerage commissions resulting from a Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by the Reverse Split.) The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Corporation's stockholders.

    However, no assurance can be given that any or all of these effects will occur; including, without limitation, that the market price per New Share of Common Stock after the Reverse Split will be equal to the factor of the Reverse Split, or approximately two times the market price per Old Share of Common Stock before the Reverse Split, or that such price will either exceed or remain in excess of the current market price. Further, no assurance can be given that the market for the Common Stock will be improved. Stockholders should note that the Board of Directors cannot predict what effect the Reverse Split will have on the market price of the Common Stock.

CHANGES AFFECTING CAPITAL STOCK


    Assuming a Reverse Split of 1:2, the par value of the Common Stock will be increased from $.02 to $.04 per share following the Reverse Split, and the number of shares of Common Stock authorized and outstanding will be reduced from 10,000,000 to 5,000,000 and from 4,952,616 to 2,476,308, respectively. Also, the number of shares of Common Stock into which each share of Preferred Stock is convertible will be reduced from 666.66 to 333.33.


    The Common Stock is currently registered under Section 12(b) of the Exchange Act, and, as a result, the Corporation is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act.

IMPLEMENTATION OF REVERSE SPLIT

    The Reverse Split will be effected by filing the Amendment to the Certificate with the Delaware Secretary of State. Assuming approval of the Reverse Split by the requisite vote of the stockholders and the decision by the Board to execute the Reverse Split, the Amendment to the Certificate will thereafter be filed with the Delaware Secretary of State as promptly as practicable and the Reverse Split will become effective on the date of such filing (the "Reverse Split Effective Date"). Without any further action on the part of the Corporation or the stockholders, after the Reverse Split Effective Date, the certificates representing Old Shares will be deemed to represent New Shares equal to the number of Old Shares divided by the denominator for the Reverse Split (plus one additional New Share where such Old Shares are not evenly divisible by such denominator).

    As soon as practicable after the Reverse Split Effective Date, the Corporation will send a letter of transmittal to each holder of record of Old Shares of Common Stock outstanding on the Reverse Split Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to American Stock Transfer & Trust Company, the Corporation's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which his Old Shares have been reclassified and changed as a result of the Reverse Split.

    Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

    The Corporation has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. The Corporation believes, however, that because the Reverse Split is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Corporation, the Reverse Split will have the following federal income tax effects:

    1. A stockholder will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the New Shares will equal his basis in the Old Shares.

    2. A stockholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.

    3. The Reverse Split will constitute a reorganization  within the meaning of
       Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the Corporation will not recognize any gain or loss as a result of the Reverse Split.

MISCELLANEOUS

    The Board of Directors may abandon the proposed Reverse Split at any time prior to the Reverse Split Effective Date if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board of Directors may consider abandoning the proposed Reverse Split if the Corporation's NASDAQ listing application has already been approved or it determines, in its sole discretion, that the Reverse Split is not in the best interests of the Corporation at this time. The Board of Directors may make any and all changes to the Amendment to the Certificate that it deems necessary to file the Amendment to the Certificate with the Delaware Secretary of State and give effect to the Reverse Split.

RECOMMENDATION AND VOTE

    The Board of Directors believes that the proposed reverse stock split is advisable and in the best interests of the Corporation. Accordingly, the Board of Directors recommends a vote FOR the approval of Proposal No. 2.

                                 PROPOSAL NO. 3
              PROPOSAL TO APPROVE AN AMENDMENT TO THE CORPORATION'S
               CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

    On July 25, 1996, the Board of Directors adopted a resolution proposing that the Certificate be amended to increase the total number of shares of Common Stock that the Corporation is authorized to issue, without regard to the Reverse Split, from 10,000,000 shares to 20,000,000 shares, $.02 par value per share. If the Reverse Split is implemented, the increase in authorized shares would be from the authorized shares resulting from the Reverse Split, or approximately 5,000,000, to an amount that is approximately twice the amount of such resulting shares, or approximately 10,000,000.

PURPOSES

    During 1996, the Corporation completed two Series B Stock financings (the "Series B Financings"). The net proceeds of the Series B Financings have been, and will continue to be, used by the Corporation for general working capital purposes.


    As a result of the Series B Financings, the number of shares of Common Stock outstanding and reserved for issuance upon conversion of the Series B Stock and upon the exercise of all of the Corporation's outstanding options and warrants will be close to total amount currently authorized. In addition to the 4,200 shares of Series B Stock, which are convertible into an aggregate of 2,800,000 shares of Common Stock, 4,952,616 shares of Common Stock were issued and outstanding, and options and warrants to purchase an aggregate of 1,845,774 shares of Common Stock were issued as of September 1, 1996. The primary purpose of this proposal is to prevent a potential shortfall in the number of authorized shares of Common Stock. If this proposal is approved, the Corporation will have a sufficient number of authorized and unissued shares to fulfill its potential obligations under the outstanding Series B Stock, options, and warrants plus an additional 10,401,610 authorized and unissued shares prior to giving effect to the Reverse Split (or approximately 5,200,805 after giving effect to the Reverse Split).


    The Board of Directors believes that it is prudent to have additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, grants of stock options and recapitalizations, which will be able to be done expediently if such increase is approved by the stockholders at this meeting. As a stockholder vote is required to increase the number of authorized shares of Common Stock and, given the time and expense normally required to complete a proxy solicitation, such an increase is unlikely to be completed expediently in the future. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

    The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will give the Corporation greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors without the delay and expense of a special meeting of stockholders. For example, the Board of Directors may deem it appropriate to make a private or public offering of the Corporation's Common Stock, or the Common Stock may be issued to finance possible future acquisitions, or for distribution to the Corporation's stockholders in the event of a stock dividend or stock split, or for distribution pursuant to employee benefit plans. At this time, however, the Board of Directors has not proposed any plans for any such offerings, acquisitions, dividends or distributions.

MISCELLANEOUS

    Stockholders of the Corporation do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock, and the stockholders will have no preemptive rights to subscribe for or purchase any of the authorized shares of Common Stock that will be available for issuance as a result of the increase in the number of authorized shares of Common Stock.

    If the proposed amendment is adopted, the authority of the Board of Directors to issue the authorized but unissued shares of Common Stock might have the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Corporation since the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock then outstanding.

IMPLEMENTATION

    If the proposed amendment is adopted by the stockholders, it will become effective upon the filing and recording of a Certificate of Amendment as required by the General Corporation Law of Delaware.

RECOMMENDATION AND VOTE

    The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is advisable and in the best interests of the Corporation. Accordingly, the Board of Directors recommends a vote FOR the approval of Proposal No. 3.

                                 PROPOSAL NO. 4
                PROPOSAL TO APPROVE THE CORPORATION'S 1995 STOCK
                OPTION PLAN, UNDER WHICH 500,000 SHARES OF COMMON
                      STOCK HAVE BEEN RESERVED FOR ISSUANCE

    On October 5, 1995, the Board of Directors proposed and approved a 1995 Stock Option Plan (the "Plan"), under which 500,000 shares of Common Stock, were reserved for issuance. As of September 1, 1996, the Stock Option Committee of the Board of Directors has granted 345,000 options under the Plan and the Board believed that these options were granted in order to retain and motivate the management of the Corporation.

THE PLAN

    Options under the Plan may be either "incentive stock options" ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Corporation, while non-qualified options may be issued to non-employee Directors, employees, consultants and any other non-employee of the Corporation.

    The Plan is administered by the Corporation's Stock Option Committee of the Board of Directors. Options may be granted to Directors who are not members of the Stock Option Committee.

    The per share exercise price of the Common Stock subject to ISOs granted pursuant to the Plan may not be less than the fair market value of the Common Stock on the date the option is granted. Pursuant to the Plan, non-qualified options may be granted by the Board of Directors, except that the Corporation may not grant non-qualified options at an exercise price of less than the lesser of (i) the book value per share of the Common Stock as of the end of the fiscal year immediately preceding the date of such grant, or (ii) 50% of the fair market value per share of Common Stock on the date of such grant. The Plan provides that the aggregate fair market value (determined as of the date the option is granted) of the Common Stock that first becomes exercisable by any employee in any one calendar year pursuant to the exercise of ISOs may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an ISO to him or her, more than 10% of the total combined voting power of all classes of stock of the Corporation (a "10% Stockholder") shall be eligible to receive any ISOs under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of the grant.

    No ISO may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. If an optionee who receives and ISO (an "ISO Optionee") ceases to be employed by the Corporation, other than by reason of death or disability, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate after the passage of 60 days from the date of termination of employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into non-qualified options at the written request of the optionee and in the discretion of the Board of Directors. If an ISO Optionee ceases to be employed by the Corporation by reason of death or disability, his or her ISO may be exercised, to the extent of the number of shares which could have been exercised by the ISO Optionee on the date of his or her death or disability, by the optionee, the optionee's estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the ISO's specified expiration date.

    Options under the Plan must be granted within ten years from the effective date of the Plan. The ISOs granted under the Plan cannot be exercised more than ten years from the date of grant except that ISOs issued to a 10% stockholder are limited to a term of no more than five years.

    All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Corporation of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his or her original shares.

    Any unexercised options that expire or that terminate upon an employee's ceasing to be employed with the Corporation become available once again for issuance.

FEDERAL INCOME TAX CONSEQUENCES

    Under the Plan, no tax obligation will arise for the optionee or the Corporation upon the granting of ISOs, or non-qualified stock options whose exercise price is equal to or greater than fair market value. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Corporation will be entitled to a tax deduction (as a compensation expense) in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the stock generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The taxable event arising from exercise of non-qualified stock options by officers of the Corporation subject to Section 16(b) of the Exchange Act occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within thirty (30) days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period.

    Upon the exercise of an ISO, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as long term capital gain. Subject to the limitations in the Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed by the Corporation. The Corporation is not entitled to any tax deduction, except that, if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, which will be the lesser of (i) the fair market value of the stock on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the option price, will be taxed to the optionee as ordinary income and the Corporation will be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of the stock prior to the expiration of the full term of the holding period outlined above, generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The "spread" upon exercise of an ISO constitutes a tax preference item within the computation of the "alternative minimum tax" under the Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of the alternative minimum tax if applicable to the optionee's individual circumstances.

OPTION GRANTS UNDER THE PLAN

    The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, all current executive officers as a group, all current non-executive Directors as a group, and all current employees as a group, and the number of shares of Common Stock underlying options that have been granted pursuant to the Plan.


                                                                           NUMBER OF
                                                                          SECURITIES
                                                                          UNDERLYING
                          NAME AND POSITIONS                                OPTIONS
                          ------------------                                -------
Norman Mackinnon ......................................................          0
  Former Chairman of the Board, President and
  Chief Executive Officer
William B. Berens .....................................................          0
  Former Vice President of Sales
All current executive officers as a group ............................     345,000
All non-executive Directors as a group ...............................           0
All employees (except executive officers) as a group .................           0

    All of the options granted pursuant to the Plan, as set forth above, are exercisable at per share prices that range from $1.00 to $1.25 with various vesting schedules.

EFFECT OF STOCKHOLDER APPROVAL

    Pursuant to the terms of the Plan, all provisions relating to ISOs are subject to the approval of the Corporation's stockholders within 12 months of the date on which the plan was adopted by the Board of Directors. If the Plan is not approved by the stockholders at the Special Meeting, all provisions relating to ISOs will be void. However, all provisions of the Plan, exclusive of those that relate to ISOs, will remain in full force and effect and the ISOs granted to executive officers and Directors of the Corporation will automatically convert into non-qualified options, retroactive to their date of issuance.

RECOMMENDATION AND VOTE

    The Board of Directors believes that the approval of the Plan is advisable and in the best interests of the Corporation. Accordingly, the Board of Directors recommends a vote FOR the approval of Proposal No. 4.

                                 PROPOSAL NO. 5
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected the firm of Price Waterhouse LLP, independent public accountants, to serve as auditors for the fiscal year ending December 31, 1996. Unless otherwise specified in the proxy, the persons named in the accompanying form of proxy intend to exercise such proxy to ratify such selection.

                                VOTING AT MEETING


    The Board of Directors has fixed September 5, 1996, as the record date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, 4,952,616 shares of Common Stock and 4,200 shares of Series B Stock were outstanding and entitled to vote.


                             SOLICITATION OF PROXIES

    The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending Proxies and Proxy material to beneficial owners.

                              REVOCATION OF PROXY

    Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless prior to the meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                                  ANNUAL REPORT

    THE CORPORATION IS PROVIDING TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE CORPORATION'S ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS FOR THE CORPORATION'S MOST RECENT FISCAL YEAR ENDED DECEMBER 31, 1995.

                                  MISCELLANEOUS

    The management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying Proxy to vote, or otherwise act, in accordance with his judgment on such matters.

                                            By Order of the Board of  Directors



                                            MALCOLM M. BIBBY
                                            Chairman


September 9, 1996


    THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                                                       EXHIBIT A

                           NATIONAL DATACOMPUTER, INC.

                             1995 STOCK OPTION PLAN


         1.       Purpose.

                  (a) This 1995 Stock Option Plan (the "Plan") is intended to provide incentives (a) to the directors, employees and consultants of National Datacomputer, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options which do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted hereunder ("Non-Qualified Option" or "Non-Qualified Options"); (b) to directors, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (c) to directors, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases").

                  (b) Provided the conditions set forth in Paragraph 2 are met, the Plan may provide, in addition to the Non-Qualified Options, Awards, and opportunities to make Purchases described in subparagraph (a), incentives to the employees of the Company and related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" under Section 422 of the Code granted hereunder ("ISO" or "ISOs").

                  (c) Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporations" and "subsidiary corporations" as those terms are defined in Section 425 of the Code.

         2.       Approval of ISO Provisions.

         All provisions of this Plan relating to ISOs are subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company at a meeting of such stockholders (the "Stockholders") held within 12 months of the date of adoption of this Plan by the Board of Directors of the
Company (the "Board"). If such provisions are not approved, they will be void and of no effect, and no ISOs shall be issued under the Plan. If any ISOs are issued during the first 12 months of the Plan and the Stockholders fail to approve the Plan within the 12 month period, all such ISOs shall be automatically converted into Non-Qualified Options (retroactive to their date of issuance) on the earlier of: (i) the date of the stockholder meeting at which the Stockholders fail to approve the ISO provisions of the Plan, or (ii) the first day of the second year of the Plan.

         If the Stockholders fail to approve the ISO provisions of the Plan, the Plan shall nevertheless remain in effect and shall consist of all provisions set forth herein other than provisions that relate exclusively to ISOs.

         3.       Administration of the Plan.

                  (a) The Plan shall be administered by the Board, subject to the limitations set forth in Section 3(b) below. The Board may appoint a Stock Plan Committee (the "Committee" ) of two or more of its members to administer the Plan. No member of the Committee, while a member, shall be eligible to participate in this Plan. Subject to ratification of the grant of each Option or Award and of the authorization of each Purchase by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 4 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 4 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the number of shares that may be purchased under each ISO, Non-Qualified Option and authorization to make Purchases, and whether any option or authorization to make Purchases shall be fully exercisable on the date of grant or shall be exercisable thereafter in such installments as the Committee may specify; (iv) determine the option price of shares subject to each Option, which price (with respect to ISOs) shall not be less than the minimum price specified in paragraph 7, and the purchase price of shares subject to each Purchase; (v) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (vi) determine (subject to paragraph
8) the time or times when each Option shall become exercisable and the duration of the exercise period; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option, Award or authorization for any Purchase granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option, Award or authorization for Purchase granted under it.

                  (b) Notwithstanding anything to the contrary herein, including but not limited to paragraph 3(a) hereof, the Committee shall have no authority whatsoever to amend the terms of options granted pursuant to this 1995 Stock Option Plan to certain management of the Company that contain a vesting schedule based on the Company attaining certain income performance criteria. The options contemplated by this paragraph are expected to vest in the tenth year following their issuance. However, if during the first five years after issuance, the Corporation has (i) $1,000,000 in net income before taxes in any fiscal year, then 50% of the options shall become vested or (ii) $2,000,000 in net income before taxes in any fiscal year, then 100% of the options shall become vested.

                  (c) The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                  (d) Notwithstanding the provisions of paragraph 3(a), Options, Awards and authorizations to make Purchases may be granted to members of the Board but no Option, Award or authorization to make a Purchase shall be granted to any person who is, at the time of the proposed grant, a member of the Board, unless such grant has been approved by a majority vote of the other members of the Board. All grants of Options, Awards and authorizations to make Purchases to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Options, Awards or authorizations to make Purchases pursuant to the Plan or (ii) have been granted Options, Awards or authorizations to make Purchases may vote on any matters affecting the administration of the Plan or the grant of any Options, Awards or authorizations to make Purchases pursuant to the Plan, except that no such member shall act upon the granting to himself of Options, Awards or authorizations to make Purchases, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Options, Awards or authorizations to make Purchases.

                  (e) Notwithstanding any provision of this paragraph 3, in the event the Company has registered or in the future does register any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any grants to directors of Options made at any time from the effective date of such registration until six months after the termination of such registration shall be made only by the Board; provided, however, that if a majority of the Board is eligible to participate in the Plan or in any other stock option or other stock plan of the Company or any of its affiliates, or has been so eligible at any time within the preceding year, any grant to directors of Options must be made by, or only in accordance with the recommendation of, a Committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board but having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. The requirements imposed by the preceding sentence shall also apply with respect to grants to officers who are not also directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

         4. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make

Purchases may be granted to any director (whether or not an employee), employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. The granting of an ISO, a Non-Qualified Option or an authorization to make a Purchase to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options, Awards or authorizations to make Purchases.

         5. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of common stock of the Company, par value $.02 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 500,000, subject to adjustment as provided in paragraph
14. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part (or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases,) the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Options, Awards and authorizations to make Purchases under the Plan.

         6. Granting of Options, Awards and Authorizations to Make Purchases. Options, Awards and authorizations to make Purchases may be granted under the Plan at any time on or after October 5, 1995 and prior to October 5, 2005. The date of grant of an Option, Award or authorization to make a Purchase under the Plan will be the date specified by the Committee at the time it grants the Option, Award or authorization to make a Purchase; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 17.

         7.  Minimum Option Price: ISO Limitations

                  (a) The price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) 50 percent of the fair market value per share of Common Stock on the date of such grant.

                  (b) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related

Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value of Common Stock on the date of grant.

                  (c) In no event shall the aggregate fair market value (determined at the time the Option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

                  (d) If, at the time an Option is granted under the Plan, the Common Stock that shall be issued pursuant to exercise of the Option has been registered under the Securities Act of 1933, as amended (the "Securities Act"), "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock to be issued pursuant to the exercise of the Option has not been registered under the Securities Act at the time the Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the unregistered Common Stock in private transactions negotiated at arm's length.

         8. Option Duration. Subject to earlier termination as provided in paragraphs 10 and 11, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 17.

         9. Exercise of Option. Subject to the provisions of paragraphs 10 through 13, each Option granted under the Plan shall be exercisable as follows:

                  (a) The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                  (b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                  (c) Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                  (d) The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 17) if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code, as amended, which provides generally that with respect to ISOs granted after December 31, 1986, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all plans of the Company and any Related Corporation) shall not exceed $100,000.

         10. Termination of Employment. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 11, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option, Award or authorization to make a Purchase the right to be retained in employment or other service by the Company or any Related Corporation for any period of time. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine.

         11. Death; Disability; Dissolution. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the ISO's specified expiration date.

                  If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the ISO's specified expiration date. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

         In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine.

         12. Assignability. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by him.

         13. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 7 through 12 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         14. Adjustments. Upon the happening of any of the events described below, an optionee's rights with respect to Options granted to him hereunder, and the recipient's rights with respect to Common Stock acquired pursuant to a Purchase or Award hereunder, shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the recipient and the Company relating to such Option, Purchase or Award.

                  (a) In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

                  (b) In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such Option and the date of its exercise.

                  (c) If any person or entity obtains, by exercise of an Option or by a Purchase or Award made hereunder, Common Stock that is subject to a vesting schedule, repurchase options by the Company, or other such restrictions, and such person or entity subsequently receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in subparagraph (b) above as a result of owning such Common Stock, such New Securities shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which such New Securities were issued.

                  (d) Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a) or (b) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs as that term is defined in Section 425 of the Code, or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

                  (e) No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  (f) No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph (f), would have been issued to an optionee pursuant to any Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

                  (g) Upon the happening of any of the foregoing events described in subparagraphs (a) or (b) above, the class and aggregate number of shares set forth in paragraph 5 hereof that are subject to Options, Awards or authorizations to make Purchases which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 14 and, subject to paragraph 3, its determination shall be conclusive.

         15. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b) or (c) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         16. Term and Amendment of Plan. This Plan was made effective on October 5, 1995 by a written consent of directors. Provisions of the Plan relating to ISOs are subject to stockholder approval in accordance with the provisions of Paragraph 2. The Plan shall expire on October 5, 2005. If approval by the Stockholders of the ISO provisions of the Plan is not given, the Board may terminate or amend the Plan in any respect at any time.

         If approval by the Stockholders of the ISO provisions of the Plan is given, the Board may terminate or amend the Plan in any respect at any time provided, however, that the following amendments to the Plan shall require Stockholder approval within 12 months before or after the date of the Board's authorizing resolution: (a) any increase in the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 14); (b) any modification in the provisions of paragraph 4 regarding eligibility for grants of ISOs; (c) any modification of the provisions of paragraph 7(b) regarding the exercise price at which shares may be offered pursuant to ISOs (except by adjustment pursuant to paragraph 14); and (d) any extension of the expiration date of the Plan. In no event may action of the Board or Stockholders alter or impair the rights of an Optionee, purchaser or Award recipient, without his consent, under any Option, Award or authorization to make a Purchase previously granted to him.

         17. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions or installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

         18. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

         19. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization or sale of such shares.

         20. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 21) or the vesting of restricted Common Stock acquired on the exercise of an Option or by Award or Purchase hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising an Option, making a Purchase or receiving an Award, on the purchaser's or recipient's payment of such additional withholding taxes.

         21. Notice to Company of Disqualifying Disposition. Each employee who receives ISOs shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

         22. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Options, Awards and Purchases shall be governed by the laws of the Commonwealth of Massachusetts. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                           NATIONAL DATACOMPUTER, INC

                   PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL
                      MEETING TO BE HELD ON OCTOBER 4, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




     THE UNDERSIGNED hereby appoints Malcolm M. Bibby with full power of substitution to vote for and on behalf of the undersigned at the Special Meeting in Lieu of Annual Meeting of Stockholders of NATIONAL DATACOMPUTER, INC., to be held at the offices of the Company, 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821, on Friday, October 4, 1996 at 10:00 a.m., and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Company upon and with respect to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs the said Malcolm M. Bibby to vote in accordance with his judgment on any matters which may properly come before the meeting, all as indicated in the Notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned:

              IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
            ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3, 4, AND 5.

    (1) Proposal to elect three (3) members of the Board of Directors of the Company.

         INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE STRIKE SUCH NOMINEE'S NAME FROM THE LIST BELOW.

         [ ] FOR ALL nominees listed below (except as marked to the contrary below)

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

         Nominees: Malcolm M. Bibby, William R. Smart, John P. Ward.

     (2) Proposal to authorize the Board of Directors to execute, at their discretion, an amendment to the Company's Certificate of Incorporation to effect a reverse stock split.

              [ ]   FOR  [ ]   AGAINST  [ ]    ABSTAIN

     (3) Proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

              [ ]   FOR  [ ]   AGAINST  [ ]    ABSTAIN

     (4) Proposal to approve the Company's 1995 Stock Option Plan, under which 500,000 shares of Common Stock have been reserved for issuance.

              [ ]   FOR  [ ]   AGAINST  [ ]    ABSTAIN






     (5) Proposal to ratify the selection of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending December 31, 1996.

              [ ]   FOR  [ ]   AGAINST  [ ]    ABSTAIN


    MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, AND 5.

     (6) In his discretion to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

             THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR AND IN FAVOR OF THE ITEMS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

             PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

             PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.


  __                            __            Dated:
                                                    ---------------------------

                                              ---------------------------------
                                              Signature

                                              ---------------------------------
                                              Signature if held jointly

                                              ---------------------------------
                                              Printed Name

                                              ---------------------------------
  __                            __            Address


          NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by an authorized officer and indicate the signer's office. If a partnership, sign in the partnership name by authorized person.